UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):                August 1, 2007

LIFE SCIENCES RESEARCH, INC.

______________________________

(Exact name of registrant as specified in its charter)

Maryland	0-33505	52-2340150
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. BOX 2360, METTLERS ROAD, EAST MILLSTONE, NJ 08875-2360

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: 732-649-9961

Not Applicable

_________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 1, 2007, Life Sciences Research, Inc. and its subsidiaries (“LSR” or the “Company”) entered into an amendment (the “Amendment”) to its March 2006 $70 million principal amount loan (the “Financing”) with a third party lender (the “Lender”) (the “Financing Agreement”). The Amendment, among other things, reduced the principal amount of the Financing to $60 million and reduced the original interest rate of LIBOR plus 825 basis points (which had been reduced to LIBOR plus 800 basis points) to LIBOR plus 350 basis points.

As part of the Amendment, the Company repurchased from the Lender warrants to acquire 250,000 shares of the Company’s common stock at an exercise price of $12.00 per share for an aggregate consideration of $2.75 million. A closing fee of $4.3 million was paid to the Lender in connection with the Amendment.

The descriptions set forth above are qualified in their entirety by the Amendment attached as Exhibit 10.1 and incorporated herein by reference.

On August 1, 2007, the Company issued a press release regarding the Amendment. The Company’s press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

10.1	Amendment to Financing Agreement, dated as of August 1, 2007.

99.1	Press Release dated August 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 2, 2007	LIFE SCIENCES RESEARCH, INC.

By:	/s/ Richard Michaelson
Name:	Richard A. Michaelson
Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Amendment to Financing Agreement, dated as of August 1, 2007.

99.1	Press Release dated August 1, 2007.